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                                                                  Exhibit 10.15

                           COMMERCIAL LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "lease" or "Lease"), made and entered into by and between JOHN D. BYRAM, DALLAS MINI #262, LTD., a Texas limited partnership, and DALLAS MINI #343, LTD., a Texas limited partnership, as Tenants in Common (collectively as "Landlord"), and EYE CARE CENTERS OF AMERICA, INC., a Texas Corporation ("Tenant");

                              W I T N E S S E T H:

         1.       Premises, and Term and Condition of Premises.

                  A. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby accepts and leases from Landlord, for the term stated herein, certain Premises situated within the County of Bexar, State of Texas, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with all rights, privileges, easements and appurtenances belonging to or in any way pertaining to the Premises and together with the buildings and other improvements situated upon said Premises (said real property, buildings and improvements hereinafter referred to as the Premises), subject to all leases pertaining to the Premises, recorded or unrecorded, existing as of the date hereof (the "Existing Leases").

                  B. TO HAVE AND TO HOLD, subject to the Existing Leases, the same for a term commencing on August 19, 1997 (the "Commencement Date"). The term of this Lease (the "Term") shall begin on the Commencement Date and continue until August 18, 2012 (the "Termination Date").

         2.       Rent.

                  Tenant agrees to pay to Landlord rent (the "Rent") for the Premises in advance, without demand, as follows (the rental payment for any fractional calendar month during the lease period being prorated):

                        (1) From the Commencement Date, the Rent shall accrue at the rate of, and be payable in regularly and monthly payments of, $46,750.00 per month, said payments to be adjusted pursuant to subparagraph 2(A)(2) below. The first payment of rent shall be due on the Commencement Date. Thereafter, payments shall be due on the first day of each calendar month, commencing on the first day of the month succeeding the month in which the Commencement Date occurs, until the Termination Date.

                        (2) On each of August 19, 2000; August 19, 2003; August 19, 2006; and August 19, 2009 (each being individually referred to as an "Adjustment Date"), the amount of monthly payment of Rent shall be adjusted by multiplying the most recent amount of monthly payment of Rent by the CPI Adjustment Factor; provided, however, in no event
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shall the Rent, as adjusted by the CPI Adjustment Factor, be less than the Rent for the previous month. As used herein, the term "CPI Adjustment Factor" shall mean, for any Adjustment Date, the amount derived by dividing the CPI (as herein defined) most recently published as of the first day of the year of the Adjustment Date in question by the CPI most recently published as of the first day of the year of Commencement Date. For purposes hereof "CPI" means the Consumer Price Index of Urban Consumers, Dallas-Fort Worth Area (all items
1982 - 1984 = 100), published by the United States Department of Labor, Bureau of Labor Statistics (the "Bureau"). If the CPI should ever cease to be published by the Bureau during the lease term, the CPI Adjustment Factor shall be computed by using an economic index selected by Tenant, of generally recognized standing, that reflects the increase or decrease of the purchasing power of the dollar.

         3. Use. The Premises shall be used and Occupied for general office purposes, retail sales, and all lawful activities related thereto, so long as such use is permitted by the existing zoning ordinances of the City of San Antonio. Tenant shall (i) at its own cost and expense obtain any and all licenses and permits necessary for any such permitted use, and (ii) comply, at Tenant's sole cost and expense, with all governmental laws, ordinances, regulations and restrictive covenants of record affecting the Premises applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance. Tenant will not permit the Premises to be used for any Purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous.

         4.    Taxes.

               A. Tenant agrees to pay to Landlord, as additional rent, all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the Premises during the term of this Lease. Taxes shall include all taxes and assessments (special or otherwise) levied or assessed directly or indirectly against the Premises (land, buildings and improvements), imposed by federal, state, or local governmental authority or any other taxing authority having jurisdiction over the Premises. Franchise, capital stock. income. estate or inheritance taxes personal in nature to Landlord are not deemed to be taxes.

                    Landlord shall estimate the taxes referred to in this Paragraph 4(A), and Tenant shall pay one-twelfth (1/12) thereof monthly in advance, together with the payment of the Rent. After the end of each calendar year, Landlord shall furnish Tenant a statement in reasonable detail of the actual real estate taxes, prepared in accordance with sound accounting practices by Landlord's accounting department, and there shall be an adjustment between

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Landlord and Tenant, with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount of such taxes owing for such period.

              B. Additionally, Tenant shall be liable for all taxes levied against Tenant's leasehold improvements, merchandise, inventory, equipment, furnishings, personal property, and trade fixtures. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any such taxes for which Tenant is liable are levied against Landlord or Landlord's property, or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises, Tenant shall also pay the taxes so levied against Landlord or associated with such increase in accordance with Paragraph 4A above. Tenant shall pay prior to delinquency any and all taxes related to Tenant's use and operation of its business on the Premises, including, but not limited to, all franchise, capital stock, income, sales, use or any other taxes levied against Tenant.

         5.    Tenant's Repairs.

               A. Tenant shall at its own cost and expense keep and maintain the entire Premises in good condition, promptly making all necessary repairs and replacements, whether same are of a capital nature or otherwise. Tenant shall be responsible for maintaining and making the necessary repairs and replacements to all parts of the Premises, including, but not limited to, the roof, foundation, exterior structural walls, windows, glass and plate glass, doors, interior walls (structural, loadbearing or otherwise) and finish work, floor and floor covering, downspouts, gutters, heating and air conditioning systems, paving, plumbing work and fixtures. Tenant shall also be responsible for termite and pest extermination, regular removal of trash and debris, regular mowing of any grass, trimming, weed removal and general landscape maintenance, and keeping the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition (maintenance of the parking areas and driveways shall include, but not be limited to, repairing any and all potholes located thereon and repaving and restriping any such areas as necessary). Except as provided in Paragraph 5 below, Tenant shall not be obligated to repair any damage caused by fire or other casualty covered by the insurance to be maintained by Tenant pursuant to subparagraph 11(A) below, except that Tenant shall be obligated to repair all wind and/or other damage to glass.

               B. Tenant shall not damage any load bearing walls of the Premises or disturb the integrity and support provided by any such wall, and shall, at Tenant's sole cost and expense, promptly repair any damage or injury to any such wall caused by Tenant or its employees, contractors, agents or invitees.

               C. In connection with Tenant's obligations under subparagraph 5(A), Tenant shall establish, at its own cost and expense, a preventative maintenance/service program with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the Premises. (With respect to the heating and air

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conditioning systems and equipment, such program shall provide for the regular replacement or cleaning of all filters incorporated into such system and equipment or associated therewith.)

               D. In the event Tenant fails to make (or have made) the repairs and/or replacements described in this Paragraph 5 within thirty (30) days of notice of the need for said repairs and/or replacements from Landlord, or if such repairs and/or replacements are not reasonably capable of being made within said thirty (30) day period, Tenant fails to commence the making of such repairs and/or replacements within said thirty (30) days or thereafter fails to diligently pursue to completion the making of such repairs and replacements, then Landlord may enter the Premises and perform such repairs and/or replacements. In the event Landlord performs the repairs and/or replacements pursuant to this subparagraph 5(D), Tenant shall reimburse Landlord for the out-of-pocket costs and expenses incurred in connection with such repairs and/or replacements.

         6.    Alterations.

               A. Except as provided in subparagraph 6(B), Tenant shall not make any material alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations), without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed by Landlord.

               B. Tenant shall "finish-out" the portion of the Premises depicted on Exhibit "B" attached hereto (the "Warehouse Space") so that the Warehouse Space is finished-out to a standard of quality that is consistent with either the space in the Premises that is then occupied by Tenant for office purposes, or the space in the Premises Occupied by tenants for retail purposes under the Existing Leases.

         7. Signs. Tenant and the tenants under the Existing Leases may maintain and continue to use their respective signs installed upon the Premises in the same places(s) that such signs are located upon the Premises on the date this Lease is executed by Tenant subject, however, to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall, at Tenant's sole cost and expense, remove all such signs by the termination of this Lease. Such removals shall be made in such manner as to avoid injury or defacement of the building and other improvements.

         8. Inspection. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be permitted to be made by Landlord under the terms of this Lease, and for the purpose of showing the Premises to any prospective or future tenant during the last six (6) months of the term of this Lease, then-present mortgagee(s) and/or prospective purchasers or mortgagee(s); provided, however, that Landlord shall have the right, but not the obligation, to enter the Premises, without notice to Tenant, at any time during the existence of an emergency and take

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whatever action Landlord deems necessary, in its sole discretion, to cure and/or remedy such emergency condition or the effects thereof.

         9. Utilities. Tenant shall pay for all water, gas, heat, light, power, telephone, slower, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities. All accounts relating to utilities used on or from the Premises shall be maintained in the name of Tenant. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.

         10.   Assignment and Subletting.

               A. Except as provided in Subparagraph 10(B), Tenant may not assign or sublet any or all of its rights under this Lease without Landlord's prior written consent, such consent not to be unreasonably withheld or delayed.

               B. Notwithstanding anything to the contrary in subparagraph 10(A), Tenant may, at any time, without Landlord's consent, assign or sublet any or all of its rights under, or all or any portion of the Premises covered by, this Lease so long as the express terms of the agreement pursuant to which Tenant so assigns such rights or sublets such portion of the Premises provides for monthly rental, on a per square foot basis, of not less than ninety percent (90%) of the Per Square Foot Rent (defined below) (Such an assignment or sublease being hereafter referred to as a "Qualified Sublease"). As used herein, the term "Per Square Foot Rent" shall mean an amount equal to the amount of monthly Refit due hereunder divided by the total number of square feet in the improvements constituting a part of the Premises.

                    In connection with any Qualified Sublease, notwithstanding anything to the contrary in this Lease, Tenant may, pursuant to a separate written agreement, subsidize the payment of rent due under any Qualified Sublease, or provide to any subtenant/assignee under a Qualified Sublease such other rental concessions as Tenant and such subtenant/assignee may agree (provided, however, that no such rental concession shall be enforceable against Landlord). Such separate written agreement shall not affect the Tenant's rights under this Lease or the subtenant's assignee's rights under such sublease/assignment.

         11.   Insurance and Liability.

               A. Fire and Casualty Insurance. Tenant agrees to maintain at all times from and after the Commencement Date through the expiration of the term hereof standard fire and extended coverage insurance covering the improvements on the Premises in an amount not less than the full "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils covered by fire and extended coverage insurance policies, and against vandalism, malicious mischief, flood and special extended perils (i.e., "all risks" as such term is used in the insurance industry), such

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coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of Texas for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of paragraph 12 below, such insurance shall be for the sole benefit of Landlord and/or any Lien Holder (as defined below) and under Landlord's sole control. Certified copies of such policies, together with receipts evidencing payment of premiums therefor, shall be delivered to Landlord prior to the Commencement Date. If Tenant fails to deliver such policies or certificates on or before the Commencement Date, Landlord shall have no duty to deliver possession of the Premises to Tenant until such policies or certificates are provided, but such failure by Tenant shall not delay the Commencement Date or have any effect on Tenant's other obligations hereunder, including, without limitation, the obligation to pay Rent. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby. If Tenant fails to obtain or maintain such policy of insurance, then in addition to any other remedy Landlord may have for such default, Landlord may obtain the required insurance and Tenant shall reimburse Landlord, on demand, for the cost associated therewith, together with interest on the amount paid by Landlord at the rate of ten percent (10%) per annum from the date of such payment by Landlord until payment by Tenant. Any payment to be made pursuant to this subparagraph A with respect to the calendar year in which this Lease terminates shall be prorated. Such policy or policies shall be procured by Tenant from reputable insurance companies satisfactory to Landlord.

               B. Liability and Liability Insurance. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons, invitees, business invitees, guests or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants, invitees, business invitees, guests or employees, or of any other person entering upon the Premises, or Caused by the buildings and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever (except where due to Landlord's negligent acts or omissions or Landlord's willful misconduct), and TENANT HEREBY COVENANTS AND AGREES THAT IT WILL AT ALL TIMES INDEMNIFY AND HOLD SAFE AND HARMLESS THE PROPERTY, LANDLORD (INCLUDING ANY INDIVIDUALS OR ENTITIES WHICH CONSTITUTE LANDLORD), LANDLORD'S AGENTS AND EMPLOYEES FROM ANY LOSS, LIABILITY, CLAIMS, SUITS, COSTS, EXPENSES, INCLUDING WITHOUT LIMITATION ATTORNEY'S FEES AND DAMAGES, BOTH REAL AND ALLEGED, ARISING OUT OF ANY SUCH DAMAGE OR INJURY; EXCEPT INJURY TO PERSONS OR DAMAGE TO PROPERTY TO THE EXTENT SAME IS CAUSED BY LANDLORD'S NEGLIGENT ACTIONS OR OMISSIONS OR BY LANDLORD'S WILLFUL

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MISCONDUCT. Tenant shall procure and maintain from the Commencement Date through the expiration of the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with; (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; and (iv) Tenant's liability assumed under this Lease, the combined single limits of such policy or policies to be in the amount of not less than $1,000,000 per occurrence. Certified copies of all policies, together with receipts evidencing payment of premiums therefor, shall be delivered to Landlord prior to the Commencement Date. If Tenant fails to deliver such policies or certificates on or before the Commencement Date, Landlord shall have no duty to deliver possession of the Premises to Tenant until such policies or certificates are provided, but Such failure by Tenant shall not delay the Commencement Date or have any effect on Tenant's other obligations hereunder, including, without limitation, the obligation to pay Rent. Not less than fifteen
(15) days prior to the expiration date of any described policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

               C. Business Interruption Insurance. Tenant agrees to maintain at all times from and after the Commencement Date through the expiration of the term hereof, business interruption insurance in an amount sufficient to cover the Rent and all additional rent payable under this Lease for a period of at least one (1) year.

               D. Waiver of Subrogation. In the event the Premises or its contents are damaged or destroyed by fire or other casualty for which insurance is maintained, or an employee sustains an injury covered by any Workers Compensation insurance maintained by Tenant (or such damage or injury is of a type for which insurance was required to be maintained under the terms of this Lease), the rights, if any of Tenant against Landlord with respect to such damage, destruction or injury are waived with respect to both, and to the extent of both, losses covered by insurance (or which should have been covered under the terms of the insurance required to be maintained by Tenant under the terms of this Lease) and losses not covered due to deductibles, coinsurance penalties, insurance carrier insolvency, disputes with the insurance carrier regarding coverage or under-insurance. All policies of fire and/or extended coverage, other insurance covering the Premises or its contents required hereunder to be maintained by Tenant shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the insured has waived right of recovery from any person or persons prior to the date and time of loss or damage, if any. The failure of Tenant to obtain such endorsement, however, shall not negate or otherwise adversely affect the waiver herein set forth, which waiver in all instances shall be binding upon Tenant and Tenant's respective insurers.


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               E.   Rating of Insurers. Insurance required hereunder shall be
in companies holding "general policyholders rating" of at least "A Minus", or such other rating as may be required by a lender having a lien on the Premises, as set forth in the in the most current issue of "Best's Insurance Guide".

               F. Insurance of Sublessee's. Any insurance required to be maintained by Sublessees of the Premises shall list Landlord as an additional insured party on the policy, and copies of all certificates of such policies must be delivered to Landlord. Additionally, any insurance policies required to be maintained by tenants under the Existing Leases must be reissued, naming Landlord as an additional insured party, and a certificate of such policy (as reissued) must be delivered to Landlord.

                    Not less than fifteen (15) days prior to the expiration of any of the policies described in this subparagraph 11(F), certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may he canceled or changed to reduce insurance provided thereby.

         12.   Fire and Casualty Damage.

               A. Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty.

               B. In the event the Premises shall be damaged or destroyed by fire or other casualty, Landlord at its option may either terminate this Lease or elect to rebuild and repair the Premises. Landlord shall give written notice to Tenant of its election within thirty (30) days after the date it receives notice of such casualty and if Landlord elects to rebuild and repair shall proceed to do so with reasonable diligence; provided, however, that if Landlord has not completed the repair of the Premises on or before the date which is sixty (60) days from and after the date Landlord learns of the casualty, Tenant shall be entitled to terminate this Lease at any time thereafter but prior to the date such repair and restoration is completed.

               C. Landlord's obligation to rebuild and repair under this paragraph 12 shall in any event be limited to restoring the Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Tenant. Tenant agrees that promptly after completion of Landlord's repairs, Tenant will proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair, and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Tenant.

               D. Tenant agrees that during any period of reconstruction or repair of the Premises, it will continue to operate its business within the Premises to the extent that same is

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practical. During the period from the occurrence of any casualty until
Landlord's repairs are completed, the rent shall be reduced to such extent as may be fair and reasonable under the circumstances.

               E. Notwithstanding anything herein to the contrary, in the event a holder of any indebtedness secured by a lien on the Premises (a "Lien Holder") requires that the insurance proceeds (or any material portion thereof) arising as the result of any fire or other casualty be applied to the indebtedness held by the Lien Holder, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such requirement is asserted by any such Lien Holder.

               F. Landlord and Tenant waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

         13.   Condemnation.

               A. If the whole or any substantial pail of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall, at the election of either Landlord or Tenant, terminate and the rent shall be abated during the unexpired portion of this Lease, effective as of the date the physical taking of said Premises.

               B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

               C. All compensation awarded for any taking, or resulting from any action or proceedings in lieu thereof, whether for the whole or a portion of the Premises, shall be the sole property of Landlord without any participation by Tenant, and Tenant hereby expressly waives all claims for compensation and hereby assigns to Landlord all rights with respect thereto; provided, however, that Tenant may claim and recover directly from the condemning authority (if permitted by law), such compensation as may be separately awarded or recovered by Tenant in Tenant's own right for moving expenses, the expense of removing Tenant's merchandise, furniture, fixtures and equipment or the loss of Tenant's business goodwill.

         14. Holding Over. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession of the Premises to Landlord; provided, however, that upon such tender of possession of the Premises to Landlord by Tenant, the Premises and

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the equipment and systems used therein, including without limitation, the HVAC system, shall be in at least the same condition in which the Premises and such equipment and systems were in on the date hereof, normal wear and tear excepted. Notwithstanding anything contained herein to the contrary, if Tenant holds over, any such holding over shall be deemed to be a tenancy at sufferance and the rent during any such period of time shall be one and one-quarter (1.25) times the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. The preceding provisions of this paragraph 14 shall not be construed as Landlord's consent for Tenant to hold over.

         15. Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements and conditions contained herein on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises and all rights of Tenant hereunder during the term of this Lease without any manner of hindrance or molestation, subject, nevertheless, to the terms and conditions of this Lease, any mortgage affecting the Premises, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the Premises, and easements, restrictions and other conditions of record. Landlord represents and warrants that it has full right and authority to enter into this Lease.

         16. Events of Default. The following events shall be deemed to be events of default by Tenant under this Lease:

               (a) Tenant shall fail to pay any installment of the rent herein reserved when due, of any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date of notice of such non-payment is delivered by Landlord to Tenant.

               (b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make a general assignment for the benefit of creditors, or shall permit the Premises or the leasehold estate created hereby to be taken on execution or other process of law in any action against Tenant.

               (c) Tenant shall file a petition, or a petition is filed against Tenant, under any section or chapter of the United States Bankruptcy Code (Title 11 of the United States Code), as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged a bankrupt or insolvent in proceedings filed against Tenant thereunder.

               (d) A receiver or trustee shall be appointed for all or Substantially all of the assets of Tenant and such receivership or trusteeship is not terminated within ninety (90) days.


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               (e) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 16), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant; provided, however, that if such default is not reasonably susceptible to being cured within thirty (30) days, then Tenant shall, provided it has commenced to cure such default within said thirty (30) day period and is diligently prosecuting the completion of such, have such additional period of time as is reasonably necessary to effect such cure.

               (f) Tenant, subject to any applicable cure or grace periods, shall fail to comply with any covenants as to Tenant's financial condition made in that certain Amended and Restated Credit Agreement, by and among Eye Care Centers of America, Inc., Banque Indosuez, New York Branch, as Agent, and the lending institutions named therein, amending that certain Revolving Credit Agreement dated October 7, 1993, including, but not limited to the debt to equity ratios and the net worth requirements set forth therein.

         17. Landlord's Remedies. Upon the occurrence of any of such events of default described in Paragraph 16 hereof, Landlord shall have the option to pursue any one or more of the remedies available to Landlord at law or in equity in connection with such event of default, without any notice or demand to Tenant whatsoever, including, without limitation:

        (i) The right to enter upon and take possession of the Premises, without terminating this Lease, and expel or remove Tenant and any other person who may be occupying the Premises, or any part thereof, without being liable for prosecution or any claim for damages therefor. Thereafter, Landlord shall use good faith, reasonable efforts to relet the Premises, or any part thereof, in the name of Landlord, or otherwise, in a commercially reasonable manner and for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions as Landlord, in its reasonable discretion, may determine and may collect and receive the rent therefor. Upon such reletting, all rentals received by Landlord shall be applied, first, to the payment of any reasonable costs and expenses of such reletting, including brokerage fees, attorneys' fees and costs of any alterations, repairs or Tenant's improvements; second, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant, Tenant shall pay any deficiency to Landlord. No such re-entry taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such election be given to Tenant or unless the termination is decreed by a court of competent jurisdiction. Notwithstanding any such reletting, Landlord may at any time thereafter elect to terminate this Lease for such previous breach, as described below; or

        (ii) The right to terminate this Lease. Should Landlord at any time terminate this Lease for any breach, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach. In such event, Landlord's damages shall consist of the sum of
                (i) all rent and other charges accrued to the date of termination and previously unpaid; and (ii) the present value (calculated using a ten percent (10%) discount rate) of the balance of the Rent (at the then current rate) which would have been due for the balance of the Term, minus the present value (calculated using a ten percent (10%) discount rate) of the fair market value of the Premises for the balance of the Term. Such amount shall be Landlord's final, liquidated damages, it being agreed that actual damages would be difficult if not impossible to ascertain and that such amount represents a reasonable approximation of any actual damages which would be incurred.

         All rights and remedies of Landlord herein existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the Surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless such agreement is in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.

         18. Tenant's Remedies. In the event that Landlord shall default in the performance of any covenant, condition or other provision of this Lease, and such default remains uncured beyond any applicable cure period expressly provided herein or, if no such cure period is provided, beyond thirty (30) days from and after the date Landlord receives notice of such default (or such longer period as may be reasonably required to cure such default with the exercise of due diligence and best efforts so long as Landlord promptly commences and diligently pursues such cure without interruption) (except in the case of emergency, in which case Tenant shall not be obligated to give Landlord notice and opportunity to cure), Tenant may, at its option, without waiving any claim for breach of Landlord's obligations, cure such default for Landlord at Landlord's expense. Landlord shall reimburse Tenant upon Tenant's demand all costs and expenses incurred by Tenant in curing Landlord's default. All such sums not reimbursed to Tenant on demand shall accrue interest at the highest rate permitted by law, and may be offset by Tenant against rental payments due under this Lease.

         In the event of any breach or threatened breach by Landlord of any of the covenants, agreements, terms or conditions contained in this Lease, Tenant shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise.

         19. Mortgages. Subject to the non-disturbance condition described below, Tenant accepts this Lease subject and subordinate to any mortgages) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon (except that at the election of such mortgagee this Lease may be deemed superior to such mortgagee's mortgage); provided, however, that so long as Tenant complies with all of the terms of this Lease imposed upon Tenant, any foreclosure of such mortgage shall not terminate or affect this Lease, and Landlord agrees that any mortgagee shall enter into a Subordination, Attornment and Non-Disturbance Agreement with Tenant. With respect to any specific mortgage, the foregoing subordination is expressly conditioned. upon Landlord delivering to Tenant a Subordination, Attornment and Non-Disturbance Agreement in form acceptable to Tenant, and its reasonable discretion.

         20. Mechanic's Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises. Tenant covenants and agrees that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.

         21.   Notices.

               (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Notwithstanding anything contained herein to the contrary, Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

               (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith. Amounts owing to Tenant under the terms of this Lease shall not be deemed satisfied until actually received by Tenant.

               (c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (whether actually received or not) two (2) days after the date the same is deposited in the United States Mail, postage prepaid, Certified or Registered Mail, return receipt requested, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

    LANDLORD:                                TENANT:
    John D. Byram                            Eye Care Centers of America, Inc.
    Dallas Mini #252, Ltd.                   11103 West Avenue
    Dallas Mini #343, Ltd.                   San Antonio, Texas 78213-1392
    c/o JDB Real Properties, Inc.
    510 South Congress, Suite 400
    Austin, Texas  78704

All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

         22.   Miscellaneous.

               A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

               B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease in connection with a sale of the Premises to a third party, and, upon execution of an assumption of Landlord's obligations hereunder by such transferee, Landlord shall be relieved of any further obligations under this Lease, and the term "Landlord" shall thenceforth mean such transferee.

               C. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

               D. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

               E. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or the nonperformance of the covenant or obligation is delayed, caused or prevented by an "Act of God," "force majeure," or Tenant. An "Act of God" or "force majeure" is defined for the purpose of this Lease as strikes, lock-outs, sit-downs, material or labor restrictions by any governmental authority, unusual shortages of material, unusual transportation delays, riots, floods, wash-outs, explosions, earthquakes, fire storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

               F. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

               G. All obligations of Tenant hereunder not fully performed as of the expiration of earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and repair, normal wear and tear excepted. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which this Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be.

               H. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

               I. Until this Lease is duly executed by Landlord and Tenant, this Lease shall be treated as an offer with the Premises being subject to prior lease without notice and such offer being subject to withdrawal or non-acceptance by Landlord without notice, and this Lease shall not be valid or binding unless and until it is fully and duly executed by Landlord and Tenant.

               J. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the date of execution set forth below.

               K. The time of the performance of all the covenants, conditions and agreements of this Lease is of the essence.

               L. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease, with its specific references to written extrinsic documents, if any, is the entire agreement of the parties; that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or to the expressly mentioned written extrinsic documents, if any, not incorporated in writing in this Lease.

               M. Neither Landlord nor Tenant has contacted any real estate broker, finder or similar person in connection with this Lease. With respect to this Lease and the payment of brokers' commissions, Landlord agrees to indemnify and hold harmless Tenant from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through, or on behalf of Landlord. With respect to this Lease and the payment of brokers' commissions, Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising with respect to any broker (unless Tenant has executed and independent commission agreement with any such broker, in which event such broker shall not be excluded from this indemnity), whose claim arises by, through or on behalf of Tenant.

         23.   Hazardous Substances.

               A. As used herein, "Hazardous Substances" means any substance that has toxic, corrosive, flammable or reactive properties and that is regulated by the State of Texas or the United States Government. Hazardous Substances include, but are not limited to, asbestos, polychlorobiphenyls ("PCBs"), flammable explosives, radioactive materials, chemical carcinogens, pollutants, effluent, contaminants, emissions and petroleum.

               B. Tenant hereby agrees, warrants and represents that Tenant, its agents, employees or contractors have not prior to the date hereof, and will not during the term hereof, knowingly store, place or discard Hazardous Substances in the Premises, other than cleaning supplies or other materials customarily used by Tenant in the course of its operations which may constitute Hazardous Substances which will at all times be stored and discarded in compliance with any applicable laws. Notwithstanding the immediately preceding sentence, in the event Tenant, its agents, employees or contractors bring upon, store on or in, use on or in, or install in, the Premises any materials that are then known to be, or are later classified as, Hazardous Substances, then Tenant shall, upon written demand from Landlord, promptly proceed to remove such Hazardous Substances, at Tenant's sole cost and expense, in accordance with all applicable governmental regulations. Tenant hereby agrees to indemnify and hold Landlord harmless from and against and to reimburse Landlord with respect to any and all claims, demands, causes of action, loss, damage, liabilities, cost and expenses (including attorneys' fees and court costs) of any and every character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time to time by reason of, or arising out of, the presence of any Hazardous Substances within the Premises or in, on or under the building, or the Premises, the presence of which was caused by an act of Tenant.

         24.   Title: Condition Precedent.

         The terms of this Lease are expressly conditioned upon the Landlord obtaining title to the Premises by August 19, 1997. In the event Landlord fails to obtain title to the Premises by said date, Landlord may, at any time thereafter prior to obtaining title to the Premises, deliver written notice to Tenant that this Lease shall be null, void and of no legal effect and upon the delivery of such notice to Tenant this Lease shall be deemed to be null, void and of no legal effect. Multiple original copies of this Lease may be executed, and the execution of this Lease may be through the execution by the parties of separate counterparts. All of the original copies of this Lease together shall constitute one agreement, binding on all of the parties hereto notwithstanding that the parties hereto may or may not be signatories to the same counterpart. For purposes of this Lease, each of the parties hereto agrees that a copy (including a facsimile copy) of the signature of a person executing this Lease shall be effective as an original signature and shall cause the copy of this Lease upon which such copy of that signature appears to be legally binding and effective as an execution counterpart hereof. Each of the undersigned parties authorizes the assembly of one or more original copies of this Lease through the combination of the several executed counterpart signature pages with one or more bodies of this Lease, including the Exhibits, if any, to this Lease, such that each such original copy of this Lease shall consist of (i) the body of this Lease, (ii) counterpart signature pages which collectively include all of the signatures of the parties hereto, and (iii) the Exhibits, if any, to this Lease. Each such Lease shall constitute one original of this Lease.

         EXECUTED to be effective as of this    19th   day of August, 1997 (the
                                              ---------
"effective date").

         "LANDLORD"                           "TENANT"

                                              EYE CARE CENTERS OF AMERICA, INC.,
                                              a Texas corporation
         John D.  Bryam,
         by Gary D.  Stillwell
/s/      Attorney in Fact                     By:   /s/ Mark Pearson
---------------------------------                ------------------------------
John D. Byram                                 Printed Name: Mark Pearson
                                                           --------------------
                                              Title:   CFO
                                                   ----------------------------


DALLAS MINI #262, LTD., a

Texas limited partnership
By:    JDB Real Properties, Inc., a
       Texas corporation, General Partner

By: /s/ Gary D. Stillwell
   ------------------------
   Gary D. Stillwell, President


DALLAS MINI #343, LTD., a
Texas limited partnership

By: Diller Corporation, a
    Texas corporation, General Partner


By: /s/ Gary D. Stillwell
   ------------------------
     Gary D. Stillwell, President

                                   EXHIBIT "A"

                              PROPERTY DESCRIPTION


Lot 28, Block 38, New City Block 11754, Lockhill Estates Commercial, Unit 1, an addition to the City of San Antonio, Bexar County, Texas, according to the map or plat thereof, recorded in, volume 9514, Page 146, Deed and Plat Records of Bexar County, Texas.